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KPMG PEAT MARWICK LLP


         Peat Marwick Plaza
         303 East Wacker Drive
         Chicago, IL 60601-9973





                                      EXHIBIT 23


                             CONSENT OF KPMG PEAT MARWICK LLP


The Board of Directors and Stockholders
Security Chicago Corp.


We consent to the incorporation by reference, of our report on Security Chicago Corp. and Subsidiary dated February 18, 1994, relating to the consolidated statements of income, changes in stockholders' equity, and cash flows for the year ended December 31, 1993 which report is incorporated by reference in the Annual Report on Form 10-K of Security Chicago Corp. For the year ended December 31, 1995.


                                       /s/ KPMG Peat Marwick LLP

March 28, 1996